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                                                                   EXHIBIT 10.39


                                 [ASCEND LOGO]


                          ASCEND COMMUNICATIONS, INC.
                 NETWORK MANAGEMENT PARTNERS PROGRAM AGREEMENT


This Agreement ("Agreement") effective of the date as written below, is by and between Ascend Communications, Inc. ("Ascend"), a Delaware corporation having a principal place of business at One Ascend Plaza, Harbor Bay Parkway, Alameda,
CA 94502, USA and Paradyne Corporation ("Partner"), a Delaware corporation having a principal place of business at 8545 126th Ave N. Largo, Florida, 33773.

WHEREAS, Ascend is in the business of developing, manufacturing, and marketing, communications products ("Ascend's Products") and distributing, selling and licensing such Products to Ascend's customers ("Customers");

WHEREAS, Partner is in the business of manufacturing, selling, licensing and servicing network management products known as DCE Manager and Performance Wizard ("Partner's Products") and associated hardware; and

WHEREAS, Ascend and Partner wish to enter into an arrangement in which Partner develops an interface (the "Integration Module") between Ascend's Navis and Partner's FrameSaver(R) SLV and/or NMS platform of which all rights, design, and intellectual property shall be owned by Partner, and

WHEREAS, Ascend offers, on a non-exclusive basis, to its partners Ascend's Network Management Partners Program (the "Program") and Partner desires to participate in the Program.

NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

1. Under the Program, Ascend may reference sell to its Customers the Integration Module, on a non-exclusive basis, US and international Customers which may have need of Partner's Products, associated hardware, and/or services. Partner shall contract directly with the Customers for the provision, including Customer's evaluation, of such products and/or technical support services. Partner and Ascend further agree:

     a. that only as related to the sale of the network management solutions incorporating Partner's Products and the Integration Module, Partner shall act in a supporting role in formulating joint account strategy, and in the planning, testing and integration of Ascend and Partner products to support the Customers' networks, as Ascend reasonably directs; and while it is agreed that Partner will retain primary responsibility for all issues affecting the sale and delivery of Partner's Products and services, Partner will work cooperatively with Ascend to achieve the objectives of the joint account strategy;


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         b.  that Partner will provide at no cost to Ascend adequate quantities of Partner's standard non-confidential documentation, materials, and sales tools as agreed by the parties to be necessary under this Agreement and which Ascend may provide to the Customers;

         c. that in conjunction with the sale of Partner's Products and/or the Integration Module Partner and Ascend will cooperate in a timely manner and perform work as reasonably requested, including testing, as authorized by the Customer and agreed upon by the parties to insure the adequate support of the Customers and in the successful integration of products into the Customers' networks;

         d. that Partner will furnish on a best efforts basis and as mutually agreed by the parties, necessary personnel to accomplish interoperability testing at Partner's designated location;

         e. that, hereto and made a part of this Agreement as Exhibit A, Partner will undertake any necessary work to develop release 1 of the Integration Module and nay other products required to allow Partner's product(s) to work with Ascend's products, including network management systems. Partner's expenditure on release 1 of the Integration Module shall be limited to one staff year. Follow-on releases of the Integration Module resulting in increased levels of functional integration between Partner's network management system and Ascend's network management system shall optionally be jointly defined and implemented by both Ascend and Partner. To support this development, Ascend agrees to provide Partner with reasonable technical support as defined in the SOW to ensure compatibility. Should the parties agree that it is necessary that Ascend loan to Partner certain of Ascend's equipment, software and/or documentation ("Equipment") to enable Partner to complete such development, testing and integration activities as outlined in this subsection, the parties agree that the terms and conditions of the Equipment Loan Agreement attached as Exhibit A shall govern the loan of such Equipment;

         f. that at an agreed upon discount off of list prices Partner will license the DCE Manager and Performance Wizard software directly to the end user customer or give Ascend the right to distribute and sublicense such software.

2.  Partner's sales and technical contacts under this Agreement are:

       Sales:                                 Technical:
       -----                                  ---------
       Name:  Dennis Fowler                   Name:  Jeff Davis
              --------------                         --------------
       Phone: (813) 301-9104                  Phone: (727) 530-2864
              --------------                         --------------
       Fax:   (813) 301-9015                  Fax:   (727) 532-5131
              --------------                         --------------

3. This Agreement shall be effective as of the date accepted in writing by a corporate officer of Ascend and shall terminate upon sixty (60) days' prior written notice by either party. No termination of this Agreement shall affect any obligations incurred, as contemplated under this Agreement, prior to the effective date of termination. The provisions of Sections 5, 6, 7, 8 and 9 shall survive the termination or expiration of this Agreement. Partner acknowledges that Ascend may change or discontinue the Program at any time.


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     contemplated under this Agreement, prior to the effective date of termination. The provisions of Sections 5, 6, 7, 8 and 9 shall survive the termination or expiration of this Agreement. Partner acknowledges that Ascend may change or discontinue the Program at any time.

4. Partner is an independent contractor in all respects connected with this Agreement, and neither Partner nor the employees of Partner shall be considered employees or agents of Ascend for any purpose whatsoever.

5. Either party has the right to terminate this Agreement in the event that the other party fails to cure any material breach within ten (10) days following notice thereof.

     Each party agrees that if it fails to comply with any of its obligations under Sections 6 or 7 hereof, the other party will suffer immediate, irreparable harm for which monetary damages may not be adequate and that, in addition to all other remedies provided at law or in equity, the other party shall be entitled to injunctive relief.

6. Partner and Ascend shall each (i) keep in confidence all products, software, data, business or technical information, products, designs, know-how, programs or intelligence, whether in machine readable or visually readable form, which is the property of and is confidential and proprietary to the other and/or its licensors ("Confidential Information"), (ii) use Confidential Information only in fulfillment of its obligations under this Agreement, (iii) not transfer or disclose Confidential Information to anyone other than its employees and consultants who require disclosure in connection with this Agreement and who are subject to confidentiality obligations in substance at least as strict as these, and (iv) not copy Confidential Information. The restrictions contained in this Agreement against disclosure or dissemination of Confidential Information shall not apply to information previously known or independently developed by the receiving party, rightfully acquired from an ultimate source other than the disclosing party, subsequently publicly disclosed by the disclosing party or disclosed under requirement by law or a court order.

     Upon the expiration or termination of this Agreement for any reason, each party shall return to the other party all Confidential Information of the other party. The confidentiality obligations of the parties will survive termination or expiration of the contract for a period of three (3) years, from the date of such termination or expiration.

7. Ascend and Partner will publicly announce the existence of this Agreement subsequent to the execution of this Agreement. Partner will be given prior opportunity to review the proposed text of the public announcement, and will be allowed to make recommendations. Ascend and Partner will jointly determine the timing of and the final text of this announcement.

     In no event shall Partner disclose the existence, terms or substance of this Agreement to any third party for any reason without the prior written consent of an officer of Ascend. Ascend may in its sole discretion publicly announce the existence of this Agreement in accordance with this Section 7. Notwithstanding the foregoing, after such public



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4.   Partner is an independent contractor in all respects connected with this
     Agreement, and neither Partner nor the employees of Partner shall be considered employees or agents of Ascend for any purpose whatsoever.

5. Either party has the right to terminate this Agreement in the event that the other party fails to cure any material breach within ten (10) days following notice thereof.

     Each party agrees that if it fails to comply with any of its obligations under Sections 6 or 7 hereof, the other party will suffer immediate, irreparable harm for which monetary damages may not be adequate and that, in addition to all other remedies provided at law or in equity, the other party shall be entitled to injunctive relief.

6. Partner and Ascend shall each (i) keep in confidence all products, software, data, business or technical information, products, designs, know-how, programs or intelligence, whether in machine readable or visually readable form, which is the property of and is confidential and proprietary to the other and/or its licensors ("Confidential Information"), (ii) use Confidential Information only in fulfillment of its obligations under this Agreement, (iii) not transfer or disclose Confidential Information to anyone other than its employees and consultants who require disclosure in connection with this Agreement and who are subject to confidentiality obligations in substance at least as strict as these, and (iv) not copy Confidential Information. The restrictions contained in this Agreement against disclosure or dissemination of Confidential Information shall not apply to information previously known or independently developed by the receiving party, rightfully acquired from an ultimate source other than the disclosing party, subsequently publicly disclosed by the disclosing party or disclosed under requirement by law or a court order.

     Upon the expiration or termination of this Agreement for any reason, each party shall return to the other party all Confidential Information of the other party. The confidentiality obligations of the parties will survive termination or expiration of the contract for a period of three (3) years, from the date of such termination or expiration.

7. Ascend and Partner will publicly announce the existence of this Agreement subsequent to the execution of this Agreement. Ascend and Partner will jointly determine the timing of and the text of this announcement.

8. In no event shall either party use the other party's name or any trademark, trade name or service mark on any product or in any promotional literature, advertising or other public announcement without the prior written consent of the other party.

9. IN NO EVENT SHALL EITHER PARTY BE LIABLE, WHETHER IN CONTRACT, IN TORT OR ON ANY OTHER BASIS, FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES OR LIABILITIES, OR FOR LOSS OF REVENUE, LOSS OF BUSINESS OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR FROM EACH PARTY'S ACTS OR OMISSIONS, EVEN IF SUCH PARTY HAS REASON TO KNOW OF THE POSSIBILITY OF SUCH A LOSS.


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10.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, but neither party shall have the right to assign or otherwise transfer its rights under this Agreement without receiving the express prior written consent of the other party. Either party may, however, assign this Agreement in the event of a sale of all or substantially all of the other party's assets or stock to which assignment the other party consents in advance. Notwithstanding the foregoing, should a sale of all or substantially all of Partner's assets or stock occur to a competitor of Ascend's, Partner shall immediately notify Ascend of such event and Ascend shall have the right in its sole discretion to immediately terminate this Agreement. Notwithstanding the foregoing, either party shall with prior written notice and without the approval of the other party have the right to assign this agreement to its parent or subsidiary or affiliate of such party or of its parent.

11. Either party may elect to continue performance hereunder notwithstanding any breach of this Agreement and such performance shall not constitute a waiver of any of such party's rights hereunder.

12. Any notice required or permitted to be given under this Agreement shall be effective when received by a party at the address set forth above or at such other address as such party may request by notice.

13. This Agreement will be governed by and construed according to the laws of the State of Delaware, without regard to that body of law controlling conflicts of law.

14. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

This Agreement, together with any and all exhibits, attachments, and schedules referred to herein, and expressly made a part hereof that are duly signed by the parties is the complete and exclusive statement of the agreement between the parties, superseding all proposals or prior agreements, oral or written, and all other communications between the parties relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the day and year first written above.

ACCEPTED AND AGREED                     ACCEPTED AND AGREED
ASCEND COMMUNICATIONS, INC.             PARTNER

BY:  ?????                              BY: ?????
   ---------------------------             ------------------------
PRINT: V.P. Product Marketing           PRINT:      Andy May
      ------------------------                ---------------------
TITLE:   ?????                          TITLE:  President and CEO
      ------------------------                ---------------------
EFFECTIVE DATE:        11/3/98          DATE:    October 29, 1998
               ---------------               ----------------------


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                                   EXHIBIT A

                            EQUIPMENT LOAN AGREEMENT

THIS EQUIPMENT LOAN AGREEMENT ("Agreement") is made effective as of the date written below by and between Ascend Communications, Inc. ("Ascend"), having a principal place of business at having a principal place of business at One Ascend Plaza, Harbor Bay Parkway, Alameda, CA 94502, and Paradyne ("Partner"), having a principal place of business at 8545 126TH Ave N. Largo, Florida, 33773.

In consideration of the shipment by Ascend of the Equipment referred to below and receipt hereof by Partner, the parties agree that the terms and conditions contained herein shall govern the loan of the Ascend Products, including software, listed on the attached Equipment Schedule ("Equipment") by Ascend to Partner.

1. Ascend agrees to deliver to Partner the Equipment (the "Equipment") for the period (the "Loan Period") commencing upon Ascend's delivery of Equipment to a common carrier for delivery to Partner F.O.B. and terminating upon Partner's completion of work to be provided by Partner under the Network Management Partners Program Agreement dated ______________ between the parties. Partner shall utilize the Equipment in accordance with the terms and conditions of this Equipment Loan Agreement solely for purposes of performing the Services under the Network Management Partners Program Agreement. Nothing herein shall be construed as granting Partner a license under any patent, patent application, trade secret, trademark, or copyright which Ascend may have or obtain relating to the Equipment or Ascend's other products, whether announced or proposed.

2. Title to and ownership of the Equipment are and shall at all times remain with Ascend. Partner shall not perform any act inconsistent with Ascend's title and ownership of the Equipment. Delivery of all Equipment shall be made F.O.B. Ascend's manufacturing facility. Risk of loss of or damage to the Equipment shall pass to Partner upon Ascend's delivery of Equipment to a common carrier and shall remain with Partner until the Equipment is returned to Ascend. All software, documentation or any information disclosed pursuant to the terms of this Agreement are confidential and proprietary to Ascend or its licensors and shall not be reproduced or copied by Partner, and Partner shall not use the software, documentation, Equipment or any information disclosed hereunder except as expressly authorized herein or in the Agreement. In no event, whether expressly, by implication or otherwise, are any Ascend proprietary rights granted hereunder, either now or hereafter, as to or related to the Equipment or to any other Ascend products or any enhancements or modifications. Partner acknowledges that any unauthorized use or disclosure of any of such information would seriously harm Ascend's competitive position.

3. During the term of the Loan Period and in accordance with this Agreement, Ascend grants to Partner a nonexclusive, nontransferable license to use the object code form of the software products included with the Equipment only as necessary to perform the services set forth in the Network Management Partners Program Agreement.


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4.   Partner is responsible for installation and deinstallation of the
     Equipment. Ascend agrees to provide reasonable assistance for installation and deinstallation. The Equipment shall at all times remain at the location specified on the attached Equipment Schedule. Partner shall not transfer, assign, disclose or otherwise make available the Equipment, including and documentation or any portion or copy thereof, to any third party except as expressly authorized under this Agreement.

5. At the expiration of the Loan Period (unless earlier terminated) the Equipment and all related documentation shall be returned to Ascend in the same condition as delivered, normal wear and tear excepted. Partner shall pay for all costs of Equipment repair and/or refurbishment. No modifications and/or additions shall be made to the Equipment by Partner without Ascend's prior written approval. If modifications and/or additions have been authorized by Ascend, the Equipment shall be restored to its original condition by Partner at its expense prior to return to Ascend. If the Equipment is not returned within ten (10) days after notification that the Loan Period has expired or has been terminated, Ascend shall invoice Partner and a sale and license thereof shall be conclusively considered to have occurred at Ascend's then-current price list, subject to Ascend's standard terms and conditions of sale and license which shall apply to the sale of Equipment and this Agreement shall be deemed terminated.

6. The Equipment is made available to Partner at Partner's request, on an "as-is" basis, with no warranties, representations or obligations or undertakings on Ascend's behalf whatsoever with respect thereto. Without limitation, Ascend accepts no responsibility to maintain the Equipment, nor with respect to any product deficiencies or defects. ASCEND MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF ANY KIND, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE. Ascend shall not be liable for any direct, indirect, incidental, special or consequential damages arising out of or in connection with the delivery, possession, use or operation of the Equipment.

7. In the event Partner neglects or fails to perform any of its obligations under this Agreement and such default is not corrected to Ascend's satisfaction within five (5) days of receipt of Ascend's notice of such default, then this Agreement may be immediately terminated by Ascend. If the Equipment becomes, or in Ascend's opinion likely to become, the subject of a U.S. intellectual property infringement claim, this Agreement shall immediately terminate and Ascend, at its own cost and expense will remove the Equipment and neither party shall have any further liability to the other under this Agreement or otherwise. In any event, and without limitation, Partner shall reimburse Ascend for all costs and expenses (including attorney's fees) incurred by Ascend in repossessing the Equipment.

8. This Agreement is not assignable. Any such assignment shall automatically be null and void. This Agreement supersedes all prior Agreements concerning the subject matter herein and may not be changed or modified except by a written communication signed by both parties. This Agreement constitutes the entire agreement governing the Equipment specified herein between Ascend and Partner and may not be modified or amended other than by a written instrument executed by both parties. This Agreement shall be governed by the laws of the state of Delaware.


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A valid contact binding upon the parties hereto shall become effective upon execution of this Agreement by duly-authorized representative of both parties.

Ascend Communications Corp.             Partner

By: /s/ Thomas C. DeCindo                   By: /s/ Andy May
    -------------------------               --------------------

Name Thomas C. DeCindo                  Name: Andy May
     ------------------------                 ------------------

Title: VP Product Marketing             Title: President and CEO
       ----------------------                  -----------------

Effective Date: March 3, 1998           Date: October 29, 1998
          -------------------                 -----------------


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                               EQUIPMENT SCHEDULE

                                   EQUIPMENT


Detailed below is the proposed equipment for loans to ____________ ("Partner"):

Item  Part No Description                    Qty



                               EQUIPMENT LOCATION


The Equipment shall remain located at partner's facility at Largo, Florida.


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